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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C.  20549

                                    FORM 8-K




               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934




                         Date of Report: June 13, 1996





                         GLOBE BUSINESS RESOURCES, INC.




                      Incorporated under the laws of Ohio



Commission File No. 0-27682          IRS Employer Identification No. 31-1256641



1925 Greenwood Avenue , Cincinnati, Ohio                          45246
  (Address of Principal Executive Offices)                     (Zip Code)



                                 (513) 771-8221
              (Registrant's Telephone Number, Including Area Code)



                              ____________________





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         ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

         (a) On June 13, 1996 Globe Business Resources, Inc. ("Globe" or "the Company") acquired the assets of privately owned Interim Quarters, Inc. ("Interim Quarters"), pursuant to an Asset Purchase Agreement dated as of May 31, 1996 among Globe and the owners of Interim Quarters, Kenneth L. Hixon and Ramona A. Hixon ("the seller").

The purchase price for the assets, plus or minus up to a $500,000 adjustment at the conclusion of an audit ("the audit") by Price Waterhouse LLP., consists of $5,700,000 in cash, 86,700 shares of Globe's common stock, no par value and Globe's assumption of certain liabilities. At the closing, June 13, 1996, Globe assumed the assumed liabilities, paid $5,700,000 and delivered to the seller 36,700 shares of Globe's common stock. The other 50,000 shares shall constitute the remainder of the purchase price and shall be delivered to the seller, plus or minus the adjustment amount after conclusion of the audit.

        The funds required for the purchase price were derived from borrowings under The Company's 1996 Credit Agreement.

         (b) Interim Quarters, based in Dallas, Texas, provides short-term housing to transferring or temporarily assigned corporate personnel, new hires, trainees and consultants. Customers of Interim Quarters are housed in spacious, comfortable, well appointed apartments or town homes, usually offering extensive recreational amenities. Interim Quarters has an inventory of over 800 housing units in the Dallas/Ft. Worth metropolitan area and has annual revenues of slightly more than $10,000,000.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (a)  Financial Statements.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the financial statements required by this Item 7(a). In accordance with Item 7(a)(4) of Form 8-K, such financial statements shall be filed by amendment to this Form 8- K no later than 60 days after June 28, 1996.

         (b)  Pro Forma Financial Information.

         As of the date of filing of this Current Report on Form 8-K, it is impracticable for the Registrant to provide the pro forma financial statements required by this Item 7(b). In accordance with Item 7(b) of Form 8-K, such financial statements shall be filed by amendment to this Form 8-K no later than 60 days after June 28, 1996.

         (c)  Exhibits.

         10 -  Asset Purchase Agreement dated as of May 31, 1996


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                    Globe Business Resources, Inc.



                                    By: David D. Hoguet
                                       --------------------------------
                                       Chief Executive Officer
Signed:  June 28, 1996